Exhibit 23.1
[EVERSHEDS SUTHERLAND (US) LLP]

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
E-mail: steveroth@eversheds-sutherland.com

CONSENT OF EVERSHEDS SUTHERLAND (US) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-263488) for Athene®Amplify 2.0 NF issued by Athene Annuity and Life Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (US) LLP

    By:        /s/ Stephen E. Roth
     Stephen E. Roth

Washington, D.C.
April 20, 2022